Exhibit 10.3

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of July 26, 2021, is entered into by and among True Wind Capital II, L.P., a Delaware limited partnership, True Wind Capital II-A, L.P., a Delaware limited partnership (together, the “Assignors”),  BBCM Master Fund Ltd., a Delaware limited partnership (the “Assignee”) and, solely as to Section 2, Section 4 and Section 5 of this Agreement, Nebula Caravel Acquisition Corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in that certain Backstop Subscription Agreement, dated as of February 10, 2021 (as amended, modified and/or supplemented from time to time, the “Subscription Agreement”), by and among the Company and the Assignors.

WHEREAS, pursuant to the Subscription Agreement, the Assignors have irrevocably subscribed for and agreed to purchase the Backstop Shares, subject to the terms, conditions and limitations therein;

WHEREAS, the Subscription Agreement provides that each Assignor may assign any of its rights, interests or obligations under the Subscription Agreement, solely to the extent the funds to satisfy the Assignor’s obligations under the Subscription Agreement are paid to the Company on or before the Closing; provided, however, that any such assignment shall not relieve the Assignors of its obligations under the Subscription Agreement; provided, further, that such assignment does not in any material respect increase conditionality, reduce or impair the rights of the Company under the Subscription Agreement or impede or delay the consummation of the Merger;

WHEREAS, the Assignors desire to transfer and assign (i) all of their rights and obligations under the Subscription Agreement with respect to the subscription for, and agreement to purchase, the first Backstop Shares required to be subscribed for and purchased pursuant to Section 1(a) of the Subscription Agreement at a purchase price equal to $10.00 per share capped at such number of Backstop Shares with an aggregate purchase price of $10,000,000 (the “Assigned Backstop Shares”) and (ii) all of their rights and obligations under the Subscription Agreement with respect to the Assigned Backstop Shares ((i) and (ii) together, the “Assigned Rights and Obligations”), and the Assignee desires to accept and assume the Assigned Rights and Obligations and agrees to be bound to and comply with the provisions of the Subscription Agreement applicable to each of the Assignors in the same manner as if the Assignee were an original Subscriber under the Subscription Agreement with respect to the Assigned Backstop Shares, subject to the terms, conditions and limitations set forth herein; and

NOW, THEREFORE, for good and sufficient consideration, the parties agree as follows:

1.Assignment and Acceptance.  Subject to the terms of the Subscription Agreement, the Assignors hereby irrevocably, unconditionally and absolutely transfer and assign to the Assignee, and the Assignee hereby irrevocably and unconditionally accepts and assumes from the Assignors, the Assigned Rights and Obligations.  For the avoidance of doubt, the assignment effected hereby shall not relieve the Assignors of their obligations under the Subscription Agreement, which shall continue to be enforceable against the Assignors by the Company in accordance with the terms of the Subscription Agreement, including to the extent the funds necessary to satisfy the Assignor’s obligations under the Subscription Agreement are not paid to the Company on or before the Closing or if such assignment in any material respect increases conditionality, reduces or impairs the rights of the Company under the Subscription Agreement or impedes or delays the consummation of the Merger.

2.Joinder.  The Assignee hereby adopts and approves the Subscription Agreement and agrees, effective commencing on the date hereof, to become party to, and to be bound by and comply with the provisions of, the Subscription Agreement applicable to the Assignors with respect to the Assigned Rights and Obligations in the same manner as if the Assignee were an original Subscriber under the

Subscription Agreement with respect to the Assigned Backstop Shares. In furtherance of the foregoing, (i) Assignee hereby makes the representations, warranties and covenants to the Company set forth in Section 4 of the Subscription Agreement except as set forth in the immediately following sentence and (ii) the Company hereby makes the representations, warranties and covenants to Assignee set forth in Section 5 of the Subscription Agreement and as set forth on Annex A hereto. The Assignee further represents and warrants that it is (i) an “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or (ii) an institutional “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, and such Assignee has executed the Investor Questionnaire attached hereto as Annex B (the “Investor Questionnaire”) and shall provide to the Company an updated Investor Questionnaire for any change in circumstances at any time on or prior to the Closing

3.Notification of Changes.  The Assignee agrees and covenants to notify the Assignors immediately upon the occurrence of any event prior to Closing that would cause any representation, warranty, covenant or other statement contained in the Subscription Agreement applicable to the Assignee, in its capacity as a Subscriber under the Subscription Agreement with respect to the Assigned Backstop Shares, to be false or incorrect or of any change in any such statement made therein occurring prior to the Closing.

4.Registration Rights.  The Company and the Assignee agree that, effective as of the Closing and the Assignee’s purchase of the Assigned Backstop Shares, the Assignee shall have the registration rights set for on Annex C hereto.

5.Miscellaneous. The parties hereto acknowledge and agree that Sections 7, 8 and 11, the last sentence of Section 10, and Sections 13, 15, 16, 17, 18, 19, 20 and 21 of the Subscription Agreement are incorporated herein by reference, mutatis mutandis, it being understood that all notices to the Assignee hereunder shall be delivered to the address set forth on its signature page hereto.  The Assignee may not assign either this Agreement or any of its rights, interests or obligations hereunder.

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2

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first written above.

ASSIGNOR 1:

TRUE WIND CAPITAL II-A, L.P.

By:	True Wind Capital GP II, LLC, its general partner

By:	/s/ Adam H. Clammer
Name: Adam H. Clammer
Title: Managing Member

ASSIGNOR 2:

TRUE WIND CAPITAL II-A, L.P.

By:	True Wind Capital GP II, LLC, its general partner

By:	/s/ Adam H. Clammer
Name: Adam H. Clammer
Title: Managing Member

[Signature Page to Assignment and Assumption Agreement]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first written above

ASSIGNEE:

BBCM Master Fund Ltd.

By:	Broad Bay Capital Management, LP, its investment manager

By:	Broad Bay Capital Management, GP, LLC, its general partner

DocuSigned By:
By:	/s/ R. Scott Greeder
Name: R. Scott Greeder
Title: Managing Member

Address:	1330 Avenue of Americas, 7th Floor
New York, NY 10019
Attention:	R. Scott Greeder
Email:	SGreeder@broadbaycapital.com

[Signature Page to Assignment and Assumption Agreement]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first written above, solely as to Section 2, Section 4 and Section 5 of this Agreement.

NEBULA CARAVEL ACQUISITION CORP.

By:	/s/ Adam H. Clammer
Name: Adam H. Clammer
Title: Chief Executive Officer

Address:	Four Embarcadero Center, Suite 2100
San Francisco, California 94111
Attention:	Rufina Adams
Email:	rufina@truewindcapital.com

[Signature Page to Assignment and Assumption Agreement]

Annex A

Representations, Warranties and Covenants of the Company.

a.

The Company is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect. The Company has not received any written communication since December 31, 2020, from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation, would not individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

b.

The Company has made available to the undersigned (including via the SEC’s EDGAR system) a true, correct and complete copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other documents filed by the Company with the SEC since its initial registration of the Class A Common Stock, par value $0.0001 per share (the “Existing Class A Shares”), and prior to the date of this Agreement (the “SEC Documents”). None of the SEC Documents filed under the Exchange Act contained, when filed or, if amended prior to the date of this Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has timely filed each report, statement, schedule, prospectus, and registration statement that the Company was required to file with the SEC since its inception. As of the date hereof, there are no material outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the SEC Documents.

Annex B

Investor Questionnaire.

[Insert Investor Questionnaire]

Investor Questionnaire

ELIGIBILITY REPRESENTATIONS OF THE ASSIGNEE

A. QUALIFIED INSTITUTIONAL BUYER STATUS

☒	We are a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act).

**OR**

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1. ☐	We are an “accredited investor” within the meaning of rule 501(a) under the Securities Act for one or more of the following reasons (Please check the applicable subparagraphs):
☐

We are a bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.

☐	We are a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.
☐	We are an insurance company, as defined in Section 2(13) of the Securities Act.
☐	We are an investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act.
☐	We are a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.
☐

We are a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.

☐

We are an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such act, and the plan fiduciary is either a bank, an insurance company, or a registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million.

☐	We are a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.
☐

We are a corporation, Massachusetts or similar business trust, or partnership, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the Subject Shares, and that has total assets in excess of $5 million.

B-1

☐

We are a trust with total assets in excess of $5 million not formed for the specific purpose of acquiring the Subject Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

☐	We are an entity in which all of the equity owners are accredited investors.
C.	AFFILIATE STATUS

(Please check the applicable box)

THE ASSIGNEE:

☐	is:
☒	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

This page should be completed by the Assignee and constitutes a part of the Agreement.

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B-2

The undersigned is informed of the significance to the Company of the foregoing representations and answers contained in this Investor Questionnaire and such answers have been provided under the assumption that the Company will rely on them.

Date: 7/21/2021

BBCM Master Fund Ltd.

By:	Broad Bay Capital Management, LP, its investment manager

By:	Broad Bay Capital Management GP, LLC, its general partner

By:
Name: R. Scott Greeder
Title: Managing Member

Annex C

Registration Rights.

a.

If the offer and sale of the Assigned Backstop Shares are not registered in connection with the Closing, the Company agrees that, within forty-five (45) calendar days after the consummation of the Transaction (the “Filing Date”), the Company will file with the Securities Exchange Commission (the “Commission”) (at the Company’s sole cost and expense) a registration statement (the “Registration  Statement”) registering the resale of the Assigned Backstop Shares, and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 90th calendar day (or 120th calendar day if the Commission notifies the Company that it will “review” the Registration Statement) following the Closing and (ii) the 10th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, that the Company’s obligations to include the Assigned Backstop Shares in the Registration Statement are contingent upon the Assignee furnishing in writing to the Company such information regarding the Assignee, the securities of the Company held by the Assignee and the intended method of disposition of the Assigned Backstop Shares as shall be reasonably requested by the Company to effect the registration of the Assigned Backstop Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations; provided, further, that the Assignee shall not in connection with the foregoing be required to execute any lock-up or similar agreement or, except as set forth herein, otherwise be subject to any contractual restriction on the ability to transfer the Assigned Backstop Shares. The Company will use its commercially reasonable efforts to provide a draft of the Registration Statement to the Assignee for review at least five (5) business days in advance of filing the Registration Statement. For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement as set forth above in this Annex C.

b.

In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Annex C, the Company shall, upon reasonable request, inform the Assignee as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

i.

except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to the Assignee, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) the Assignee ceases to hold any Assigned Backstop Shares, (ii) the date all Assigned Backstop Shares held by the Assignee may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (iii) three years from the Effective Date of the Registration Statement;

ii.

advise the Assignee within five (5) business days: (1) when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective; (2) of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information; (3) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (4) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Assigned Backstop Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (5) subject to the provisions in this Annex C of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising the Assignee of such events, provide the Assignee with any material, nonpublic information regarding the Company other than to the extent that providing notice to the Assignee of the occurrence of the events listed in (1) through (5) above constitutes material, nonpublic information regarding the Company;

iii.	use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;
iv.

upon the occurrence of any event contemplated above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Assigned Backstop Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

v.

use its commercially reasonable efforts to cause all Assigned Backstop Shares to be listed on each securities exchange or market, if any, on which the shares of  the Company’s existing Class A Common Stock, par value $0.0001 per share,  have been listed;

vi.

use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Assigned Backstop Shares contemplated hereby and to enable the Assignee to sell the Assigned Backstop Shares under Rule 144; and

vii.

cause the Company’s transfer agent to remove the restrictive legend on the Assigned Backstop Shares, at the Assignee’s request, when the Assigned Backstop Shares are sold pursuant to Rule 144 promulgated under the Securities Act or the Registration Statement. In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Assigned Backstop Shares without any such legend.

c.

Notwithstanding anything to the contrary in this Annex C, the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require the Assignee not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Company’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Registration Statement on more than three occasions or for more than ninety (90) consecutive calendar days, or more than one hundred and eighty (180) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Assignee agrees that (i) it will immediately discontinue offers and sales of the Assigned Backstop Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Assignee receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, the Assignee will deliver to the Company or, in the Assignee’s sole discretion destroy, all copies of the prospectus covering the Assigned Backstop Shares in the Assignee’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Assigned Backstop Shares shall not apply (i) to the extent the Assignee is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

d.

The Assignee may deliver written notice (including via email in accordance with this Annex C) (an “Opt-Out Notice”) to the Company requesting that the Assignee not receive notices from the Company otherwise required by this Annex C; provided, however, that the Assignee may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from the Assignee (unless subsequently revoked), the Company shall not deliver any such notices to the Assignee and the Assignee shall no longer be entitled to the rights contemplated by this Annex C. e. Indemnification.

i.

The Company agrees to indemnify, to the extent permitted by law the Assignee, its directors and officers and agents and each person who controls the Assignee, if any, (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement or prospectus included in any Registration Statement or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the Assignee expressly for use therein.

ii.

In connection with any Registration Statement in which the Assignee is participating, the Assignee shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, prospectus, or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Assignee expressly for use therein; provided, however, that the liability of the Assignee shall be several and not joint and shall be in proportion to and limited to the net proceeds received from the sale of Assigned Backstop Shares pursuant to such Registration Statement.

iii.

Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one (1) counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

iv.

The indemnification provided for under this Annex C shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities.

Each party participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event such party’s indemnification is unavailable for any reason.

v.

If the indemnification provided under this part(e) of Annex C from the indemnifying party is unavailable to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in parts(e)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to indemnification pursuant to this part 7(e) of Annex C from any person who was not guilty of such fraudulent misrepresentation.